Exhibit 99.1

Dolby Laboratories Reports First Quarter Fiscal 2009 Results

SAN FRANCISCO--(BUSINESS WIRE)--February 4, 2009--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the first quarter of fiscal 2009.

For the first quarter, Dolby reported total revenue of $180.3 million, compared to $150.2 million for the first quarter of fiscal 2008, an increase of 20 percent. First quarter net income was $78.1 million, or $0.68 per diluted share, compared to $47.7 million, or $0.42 per diluted share, for the first quarter of fiscal 2008.

Net income for the first quarter of fiscal 2009 reflects a gain of $20 million resulting from an amendment to a license agreement with an unrelated patent licensor. This gain contributed $0.12 to fiscal first quarter 2009 diluted earnings per share.

Net income for the first quarter of fiscal 2009 also reflects stock-based compensation expense of $4.6 million compared to $5.5 million for the first quarter of fiscal 2008 and charges related to the amortization of intangibles of $3.3 million compared to $2.3 million for the first quarter of fiscal 2008.

“We are pleased with our first quarter performance,” said Bill Jasper, President and Chief Executive Officer, Dolby Laboratories, “and we continue to position ourselves for the long-term by pursuing new innovations and opportunities. However, we are also very mindful of the worldwide economic slowdown, and have adjusted our outlook in light of reduced consumer spending.”

Guidance

Dolby now expects fiscal 2009 revenue to be $630 million to $700 million. Net income is now expected to be $193 million to $222 million. Earnings per diluted share are now expected to be $1.66 to $1.91. Included in Dolby’s fiscal 2009 earnings guidance is the $20 million gain in the first quarter resulting from an amendment to the license agreement with an unrelated patent licensor, and $5 million in estimated restructuring charges for the consolidation of manufacturing operations expected in fiscal 2009. The combined net impact of the gain and restructuring charge on net income is approximately $10 million, or $0.09 per diluted share. While under FAS 123R, stock-based compensation expense may vary based on factors such as stock price or volatility, Dolby now expects stock-based compensation expense for the full year to be approximately $25 million. In addition, Dolby now expects charges related to the amortization of intangibles for fiscal 2009 to be approximately $15 million.

The Company's Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories’ Q1 fiscal 2009 financial results at 2:00 p.m. PT/5:00 p.m. ET, Wednesday, February 4, 2009.

Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-888-663-2259. International callers can access the conference call at 1-913-312-0707.

A replay of the call will be available beginning at 5:00 p.m. PT on February 4, 2009 until 9:00 p.m. PT on February 11, 2009 at 1-888-203-1112 (international callers can access the replay by dialing 1-719-457-0820) using confirmation code 4287093. An archived version of the teleconference will also be available on www.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, including net income, earnings per diluted share, future restructuring charges, stock-based compensation expense and charges relating to the amortization of intangibles for the fiscal year ending September 25, 2009, the potential effects of the worldwide economic slowdown on Dolby’s future financial results, Dolby’s long-term positioning and the benefits that may be derived therefrom and from new innovations and opportunities are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the DVD and Blu-ray Disc™, broadcast, personal computer, consumer electronic, broadcast, gaming, mobile and automobile markets, and trends relating to the development of additional and newer markets for Dolby technologies; the effects of the economic recession both domestically and internationally; pricing pressures; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Periodic Report on Form 10-Q or 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is the global leader in technologies that are essential elements in the best entertainment experiences. Founded in 1965 and best known for high-quality audio and surround sound, Dolby creates innovations that enrich entertainment at the movies, at home, or on the go. Visit www.dolby.com for more information.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. S09/20923 DLB-F

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Quarter Ended
	December 28, 2007	December 26, 2008
	(unaudited)
	(in thousands, except per share amounts)
Revenue:
Licensing	$122,430	$154,056
Product sales	20,010	17,946
Services	7,787	8,256
Total revenue	150,227	180,258

Cost of revenue:
Cost of licensing	3,263	3,248
Cost of product sales (1)	11,648	9,359
Cost of services (1)	3,055	3,206
Gain from amended patent licensing agreement	-	(20,041)
Total cost of revenue	17,966	(4,228)
Gross margin	132,261	184,486
Operating expenses:
Selling, general and administrative (1)	50,986	54,467
Research and development (1)	13,907	15,546
Total operating expenses	64,893	70,013
Operating income	67,368	114,473
Other income, net	5,204	2,487
Income before provision for income taxes and controlling interest	72,572	116,960
Provision for income taxes	(24,607)	(38,623)
Income before controlling interest	47,965	78,337
Controlling interest in net income	(292)	(242)
Net income	$47,673	$78,095

Basic earnings per share	$0.43	$0.69
Diluted earnings per share	$0.42	$0.68

Weighted-average shares outstanding (basic)	110,592	112,608
Weighted-average shares outstanding (diluted)	114,700	114,870

(1) Stock-based compensation included above was classified as follows:
Cost of product sales	$241	$156
Cost of services	40	27
Selling, general and administrative	4,295	3,463
Research and development	890	934

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 26, 2008	December 26, 2008
	(unaudited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$394,761	$402,434
Short-term investments	119,667	181,123
Accounts receivable, net	27,650	23,667
Inventories	18,133	16,316
Deferred taxes	91,824	81,536
Prepaid expenses and other current assets	39,834	34,236
Total current assets	691,869	739,312
Property, plant and equipment, net	87,915	84,809
Intangible assets, net	83,060	86,714
Goodwill	250,356	236,687
Long-term investments	180,996	198,371
Deferred taxes	24,900	32,048
Other assets	17,050	23,271
Total assets	$1,336,146	$1,401,212

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$156,925	$129,088
Income taxes payable	4,811	21,151
Current portion of long-term debt	1,593	1,527
Deferred revenue	37,344	39,481
Total current liabilities	200,673	191,247
Long-term debt	7,782	6,887
Deferred revenue	6,171	6,808
Deferred taxes	16,755	15,227
Other liabilities	33,414	33,807
Total liabilities	264,795	253,976
Controlling interest	22,098	20,088
Stockholders' equity:
Class A common stock	52	52
Class B common stock	60	60
Additional paid-in capital	434,907	443,235
Retained earnings	609,495	687,579
Accumulated other comprehensive income (loss)	4,739	(3,778)
Total stockholders' equity	1,049,253	1,127,148
Total liabilities and stockholders' equity	$1,336,146	$1,401,212

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Quarter Ended
	December 28, 2007	December 26, 2008
	(unaudited)
	(in thousands)
Operating activities:	$47,673	$78,095
Net income
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,168	6,519
Stock-based compensation expense	5,119	4,531
Accretion of discounts/amortization of premium on investments	(37)	974
Excess tax benefit from exercise of stock options	(6,309)	(792)
Provision for doubtful accounts	192	851
Deferred taxes	(7,035)	6,918
Gain on Put Rights	-	(6,606)
Unrealized losses on auction rate certificates	-	8,022
Gain from amended patent licensing agreement	-	(20,041)
Other non-cash items affecting net income	229	(584)
Changes in operating assets and liabilities:
Accounts receivable	(8,123)	1,225
Inventories	(462)	(2,388)
Prepaid expenses and other assets	(300)	(2,059)
Accounts payable and accrued liabilities	10,425	(6,456)
Income taxes, net	24,076	24,135
Deferred revenue	4,678	6,202
Other liabilities	972	(1,122)
Net cash provided by operating activities	76,266	97,424
Investing activities:
Purchases of available-for-sale securities	(66,255)	(96,801)
Proceeds from sale of available-for-sale securities	140,610	17,050
Purchases of property, plant and equipment	(1,477)	(996)
Purchase of intangible assets	-	(8,321)
Acquisitions, net of cash acquired	(248,715)	-
Other	7	-
Net cash used in investing activities	(175,830)	(89,068)
Financing activities:
Payments on debt	(379)	(368)
Proceeds from exercise of stock options	5,134	1,335
Issuance of Class A common stock (ESPP)	505	1,635
Excess tax benefit from exercise of stock options	6,309	792
Net cash provided by financing activities	11,569	3,394
Effect of foreign exchange rate changes on cash and cash equivalents	(226)	(4,077)
Net (decrease)/increase in cash and cash equivalents	(88,221)	7,673
Cash and cash equivalents at beginning of period	368,467	394,761
Cash and cash equivalents at end of period	$280,246	$402,434

CONTACT:
Dolby Laboratories
Alex Hughes, 415-645-4572 (Investors)
investor@dolby.com
Jeanne Alford, 415-645-5000 (Media)
news@dolby.com